Exhibit 99.2

Notice of Guaranteed Delivery for Geokinetics Holdings USA, Inc.

(CUSIP Nos. U32357AA0 and 37252CAA8)

This form or one substantially equivalent hereto must be used to accept the exchange offer of Geokinetics Holdings USA, Inc., a Delaware corporation (“Company”), made pursuant to the prospectus dated                   , 2010 (“Prospectus”) and the related letter of transmittal (“Letter of Transmittal”) if certificates for the Company’s outstanding 9.75% Senior Secured Notes Due 2014 (“Existing Notes”) are not immediately available, the procedures for book-entry transfer cannot be completed on or prior to 5:00 p.m., New York City time, on                 , 2010, unless extended (“Expiration Date”), the Letter of Transmittal or any other required documents cannot be delivered to U.S. Bank National Association (“Exchange Agent”) on or prior to the Expiration Date, or a tender using the Automated Tender Offer Program procedures of The Depository Trust Company (“DTC”) cannot be completed on or prior to the Expiration Date.  This form may be transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent at the following address:

U.S. Bank Specialized Finance Group

West Side Flats Operations Center

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Lori Buckles

Facsimile: (651) 495-8158)

Delivery of this notice to any address other than as set forth above, or transmission of this notice via facsimile to a number other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below, pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.”

Principal Amount of Existing Notes Tendered:	If Existing Notes will be tendered by a DTC participant by book-entry transfer, provide account number.

$	Account Number:

Certificate Nos. (if available):

Total Principal Amount Represented by

Certificates or to be tendered by book-entry transfer:

All authority conferred or agreed to be conferred by this notice shall survive the death or incapacity of the undersigned and the undersigned’s obligations under this notice shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

(Signatures of Holders)	Date

(Signatures of Holders)	Date

This notice must be signed by the DTC participant holding an interest in the Existing Notes being tendered exactly as shown on a DTC security position listing or the registered holders of the Existing Notes exactly as the names appear on the certificate for the Existing Notes, without any change whatsoever.  If this Letter is being executed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such representative, and submit with this notice proper evidence of their authority to act satisfactory to the Company.

Name:

Capacity (Full Title):

Address (Including Zip Code):

Area Code and Telephone Number:

Account Number:

2

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Existing Notes being tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at DTC pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case, together with a properly completed and duly executed Letter of Transmittal or an agent’s message in lieu thereof, and any other documents required by the Letter of Transmittal within three business days after the Expiration Date.

Name of Firm:

Address:

Area Code and Telephone Number:

Authorized Signature

Name (Please Type or Print)

Title

Date

Note:  Do not send certificates for Existing Notes with this form.  Certificates for Existing Notes should be sent only with a copy of the Letter of Transmittal.